Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Phillip Tree	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8529	(650) 846-5747
ptree@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE DELIVERS RECORD PROFITS IN Q4

Company Also Reports Record Levels of Revenue and Operating Cash Flow for Fiscal 2008

PALO ALTO, Calif., December 22, 2008 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its fourth quarter, which ended on November 30, 2008.

Total revenue for the fourth quarter of fiscal 2008 was $185.5 million and net income was $32.3 million, or $0.18 per diluted share. This compares to total revenue of $186.1 million and net income of $27.6 million, or $0.14 per diluted share, as reported for the fourth quarter of fiscal 2007.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2008 was $39.9 million or $0.23 per diluted share, compared with $34.2 million or $0.18 per diluted share for the fourth quarter of fiscal 2007. Non-GAAP operating income for the fourth quarter of fiscal 2008 was $54.0 million, resulting in non-GAAP operating margins of 29%. This compares to non-GAAP operating income of $50.2 million, or 27% non-GAAP operating margins in the fourth quarter of fiscal 2007. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, restructuring charges and gains on sales of certain equity investments, and assume a non-GAAP effective tax rate of 30% for fiscal 2008 and 35% for fiscal 2007.

“In spite of a difficult environment, we delivered record operating profits and earnings per share this quarter,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “As we turn to 2009, I expect a continuing shift away from database oriented solutions to event-based solutions built on ‘in-memory’ data management systems, as businesses look to more proactively service and acquire customers. TIBCO, with its event-driven infrastructure platform, is well positioned to benefit from this trend.”

Fourth Quarter Fiscal 2008 Highlights

•	Total revenue was $185.5 million;

•	License revenue was $90.4 million;

•	Repurchased 6.9 million shares;

•	Strong mix of business across major industries including Financial Services, Telecommunications, Energy, Life Sciences and Government;

•	TIBCO closed 135 deals over $100k and had 20 deals over $1 million;

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TIBCO expanded its business with leading companies in Q4 such as BNP Paribas, CIBC World Markets, CareFirst BlueCross BlueShield, Grupo Santander, Harvard Pilgrim Healthcare, Merck, Microsoft, Northrop Grumman, Scripps Networks, Swisscom, UNUM and Vodafone Group.

Full Year Fiscal 2008 Highlights

•	Record total revenue of $644.5 million, an increase of 12% over fiscal 2007;

•	Record cash flow from operations of $152.5 million, an increase of 49% over fiscal 2007;

•	Record non-GAAP EPS of $0.47, vs. $0.38 for fiscal 2007; and

•	Repurchased over 21 million shares.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its fourth quarter results. The conference call will be hosted by Thomson Financial and may be accessed over the Internet at www.tibco.com or via dial-in at (877) 856-1956 or (719) 325-4756. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on January 22, 2009 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 4604945.

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About TIBCO

TIBCO’s technology digitized Wall Street in the ‘80s with event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ‘90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now®. TIBCO serves more than 3,000 customers around the world with offices in more than 20 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

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TIBCO, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for fourth quarter of fiscal year 2008 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding the anticipated shift to event-based solutions built on ‘in-memory’ data management systems and away from old database technologies and TIBCO’s ability to benefit from that shift are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: our ability to adapt to new technologies and evolving industry trends; and competitive factors, including but not limited to competition from alternative business models, industry consolidation and new product introductions. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2007 and Quarterly Report on Form 10-Q for the quarter ended August 30, 2008. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	November 30,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$254,400	$170,237
Short-term investments	13,073	95,534
Accounts receivable, net	133,191	161,730
Prepaid expenses and other current assets	46,495	53,540

Total current assets	447,159	481,041
Property and equipment, net	103,531	111,390
Goodwill	343,942	412,256
Acquired intangible assets, net	80,437	110,930
Long-term deferred income tax assets	73,634	35,307
Other assets	39,865	47,535

Total assets	$1,088,568	$1,198,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,030	$12,076
Accrued liabilities	91,397	95,526
Accrued excess facilities costs	6,572	5,421
Deferred revenue	140,221	127,200
Current portion of long-term debt	2,033	1,924

Total current liabilities	255,253	242,147
Accrued excess facilities costs, less current portion	5,594	10,811
Long-term deferred revenue	12,007	14,319
Long-term deferred income tax liabilities	14,912	25,821
Long-term income tax liabilities	12,439	—
Long-term debt, less current portion	42,525	44,558
Other long-term liabilities	3,837	5,006

Total long-term liabilities	91,314	100,515

Total liabilities	346,567	342,662

Minority interest	358	401
Total stockholders’ equity	741,643	855,396

Total liabilities and stockholders’ equity	$1,088,568	$1,198,459

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Year Ended
	November 30, 2008	November 30, 2007	November 30, 2008	November 30, 2007
Revenue:
License revenue	$90,424	$99,609	$273,415	$259,313
Service and maintenance revenue:
Service and maintenance	92,716	84,211	361,880	310,444
Reimbursable expenses	2,384	2,281	9,176	7,629

Total service and maintenance revenue	95,100	86,492	371,056	318,073

Total revenue	185,524	186,101	644,471	577,386

Cost of revenue:
License	8,319	8,591	30,276	24,024
Service and maintenance	35,681	37,522	147,622	134,877

Total cost of revenue	44,000	46,113	177,898	158,901

Gross profit	141,524	139,988	466,573	418,485

Operating expenses:
Research and development	25,888	26,069	106,594	92,924
Sales and marketing	58,116	59,260	224,641	197,397
General and administrative	12,789	13,009	53,046	51,538
Restructuring adjustment	—	—	—	(1,095)
Amortization of acquired intangible assets	4,026	4,164	16,557	13,164
Acquired in-process research and development	—	—	—	1,600

Total operating expenses	100,819	102,502	400,838	355,528

Income from operations	40,705	37,486	65,735	62,957
Interest income	1,688	3,499	9,115	18,447
Interest expense	(710)	(1,170)	(3,238)	(2,824)
Other income (expense), net	(495)	56	(782)	(1,181)

Income before provision for income taxes and minority interest	41,188	39,871	70,830	77,399
Provision for income taxes	8,923	12,186	18,314	25,401
Minority interest, net of tax	(26)	40	105	110

Net income	$32,291	$27,645	$52,411	$51,888

Net income per share:
Basic	$0.18	$0.15	$0.29	$0.26

Diluted	$0.18	$0.14	$0.29	$0.25

Shares used to compute net income per share:
Basic	174,612	188,748	180,525	198,885

Diluted	175,758	192,940	183,742	205,316

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended
	November 30, 2008	November 30, 2007
Cash flows from operating activities:
Net income	$52,411	$51,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	15,814	16,167
Amortization of acquired intangible assets	32,302	23,490
Stock-based compensation	20,972	17,563
Acquired in-process research and development	—	1,600
Deferred income tax	(26,667)	(6,077)
Tax benefits related to stock benefit plans	27,025	19,456
Excess tax benefits from stock-based compensation	(24,713)	(17,980)
Minority interest, net of tax	105	110
Other non-cash adjustments, net	991	(1,506)
Changes in assets and liabilities:
Accounts receivable	20,683	(5,459)
Prepaid expenses and other assets	9,060	(4,778)
Accounts payable	3,531	(885)
Accrued liabilities and excess facilities costs	13,001	(8,613)
Deferred revenue	7,977	17,304

Net cash provided by operating activities	152,492	102,280

Cash flows from investing activities:
Purchases of short-term investments	(37,047)	(140,928)
Maturities and sales of short-term investments	124,032	450,311
Acquisitions, net of cash acquired	(20,098)	(182,912)
Purchases of private equity investments	(38)	(63)
Proceeds from private equity investments	347	803
Purchases of property and equipment	(8,937)	(12,599)
Restricted cash pledged as security	652	368

Net cash provided by investing activities	58,911	114,980

Cash flows from financing activities:
Proceeds from issuance of common stock	10,630	25,043
Repurchases of the Company’s common stock	(148,989)	(226,932)
Excess tax benefits from stock-based compensation	24,713	17,980
Principal payments on long-term debt	(1,924)	(6,277)
Proceeds from minority investors	—	189

Net cash used for financing activities	(115,570)	(189,997)

Effect of foreign exchange rate changes on cash and cash equivalents	(11,670)	4,062

Net change in cash and cash equivalents	84,163	31,325
Cash and cash equivalents at beginning of period	170,237	138,912

Cash and cash equivalents at end of period	$254,400	$170,237

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, charges for acquired in-process research and development, costs related to formal restructuring activities, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non- GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

TIBCO incurs stock-based compensation expense under SFAS 123(R). TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123(R)). The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of TIBCO’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal 2006 when TIBCO adopted SFAS 123(R). Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Acquired Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-

GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquired In-Process Research and Development

TIBCO recorded charges for acquired in-process research and development (“IPR&D”), included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. TIBCO believes that eliminating this expense, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, is useful to investors.

Formal Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Equity Investment Activities

TIBCO records gains or losses on its equity investments based on its pro-rata share of gains or the net losses of the investment. These gains or net losses are included in TIBCO’s GAAP presentation of operating income, net income and net income per share. TIBCO’s business is not to invest in third parties, and such investments do not constitute a material portion of TIBCO’s assets. The timing and magnitude of gains and losses are unpredictable, as they are inherently based on the performance of the third party subject to a particular investment. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items do not necessarily reflect expected future operating expense or income, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Year Ended
	November 30, 2008		November 30, 2007		November 30, 2008		November 30, 2007
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income
GAAP	$40,705	$32,291	$37,486	$27,645	$65,735	$52,411	$62,957	$51,888
Amortization of intangible assets - cost of revenue	3,957	3,957	3,829	3,829	15,745	15,745	10,326	10,326
Amortization of intangible assets - operating expense	4,026	4,026	4,164	4,164	16,557	16,557	13,164	13,164
Stock-based compensation - cost of revenue	640	640	647	647	2,612	2,612	2,465	2,465
Stock-based compensation - R&D expense	1,128	1,128	897	897	4,584	4,584	3,712	3,712
Stock-based compensation - S&M expense	1,874	1,874	1,593	1,593	6,963	6,963	5,695	5,695
Stock-based compensation - G&A expense	1,712	1,712	1,601	1,601	6,813	6,813	5,691	5,691
Acquired in-process research and development	—	—	—	—	—	—	1,600	1,600
Restructuring adjustment	—	—	—	—	—	—	(1,095)	(1,095)
Realized gain on sales of private equity investment	—	—	—	—	—	(125)	—	(64)
Income tax adjustment for non-GAAP (1)	—	(5,690)	—	(6,225)	—	(19,434)	—	(16,212)

Non-GAAP	$54,042	$39,938	$50,217	$34,151	$119,009	$86,126	$104,515	$77,170

Diluted net income per share:
GAAP		$0.18		$0.14		$0.29		$0.25

Non-GAAP		$0.23		$0.18		$0.47		$0.38

Shares used to compute diluted net income per share		175,758		192,940		183,742		205,316

(1)	The estimated non-GAAP effective tax rate was approximately at 30% and 35% for fiscal 2008 and 2007, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.